SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                 July 25, 2003
                                                                  -------------




                                 PEOPLES BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



       Indiana                         000-18991                     35-1811284
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission                 (IRS Employer
     of Incorporation)                File Number)           Identification No.)


212 West 7th Street, Auburn, Indiana                                    46706
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (260) 925-2500
                                                                  --------------



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated July 25, 2003


ITEM 9.  REGULATION D DISCLOSURE

     On July 25, 2003 Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter and nine months ended June 30, 2003. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to
Item 12 of Form 8-K.

                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.


Date:    July 25, 2003                               /s/ Maurice F. Winkler, III
                                                         Chief Executive Officer

                                                                      Exhibit 99


                                         Date:           July 24, 2003
For Immediate Release                    NASDAQ Symbol:  PFDC
                                         Contact:        Maurice F. Winkler, III
                                         Phone:          260-925-2500



Peoples Bancorp Reports Earnings

     (Auburn, IN: PFDC) The Board of Directors of Peoples Bancorp announced net income for the nine month period ended June 30, 2003, of $4,394,164 or $1.28 per share compared to $4,100,702 or $1.19 per share last year. Return on average assets (ROAA) for the nine months was 1.17% and, return on average equity (ROAE) was 9.43%.

     Peoples Bancorp reported net income for the Third Quarter ended June 30, 2003 of $1,502,968 verses the same quarter last year income of $1,253,303. Third Quarter earnings per share was $0.44 per share compared to $0.36 per share for the same period one year ago.

     Maurice F. Winkler, III stated "This interest rate environment has certainly provided us with the ability to generate a higher than average return for our shareholders. What interest rates do into the future may have an impact on our margins"

     Peoples reported assets on June 30, 2003, of $501,183,929. Peoples had 3,426,990 shares of stock outstanding as of June 30, 2003, and the closing price of Peoples Bancorp stock as of July 25, 2003, was $23.96 per share as listed on the NASDAQ National Marketing System under the symbol PFDC. On June 30, 2003, stockholders equity was $63,471,292 with a capital to assets ratio of 12.66% and a book value of $18.52.

     Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Topeka, Waterloo, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.


          SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                                             June 30,     September 30,    June 30,
                                              2003           2002           2002
                                            ------------ -------------- --------------
Balance Sheet Data:
   Total assets                             $501,183,929   $506,460,255   $488,548,401
   Loans receivable, net                     366,070,351    385,019,764    389,862,890
   Investments and other
      interest earning assets                108,054,785     93,034,040     67,732,587
   Deposits                                  376,298,780    379,936,471    376,595,460
   Stockholders' equity                       63,471,292     60,846,197     60,275,493
   Non-performing loans and REO                3,801,689      2,117,634      2,207,000
   Equity to assets ratio                         12.66%         12.01%         12.34%
   Book value per share                           $18.52         $17.65         $17.42

                                                 Three Months Ended         Nine Months Ended
                                                     June 30,                    June 30,
                                            --------------------------- -----------------------------
Operating Data:                                   2003         2002           2003            2002
                                            ------------ -------------- -------------- --------------
   Interest income                            $7,240,980     $8,177,526    $22,759,157    $25,183,027
   Interest expense                            2,874,364      3,744,078      9,391,657     12,014,435
                                            ------------ -------------- -------------- --------------
   Net interest income                         4,366,616      4,433,448     13,367,500     13,168,592
   Provision
      for losses on loans                         71,973         55,473        457,179        259,090
                                            ------------ -------------- -------------- --------------
   Net interest income after provision
      for losses on loans                      4,294,643      4,377,975     12,910,321     12,909,502
   Other income                                  728,827        479,637      2,066,352      1,612,096
   Other expenses                              2,711,252      2,716,474      8,180,209      7,802,971
                                            ------------ -------------- -------------- --------------
   Income before income taxes                  2,312,218      2,141,138      6,796,464      6,718,627
   Income tax expense                            809,250        887,835      2,402,300      2,617,925
                                            ------------ -------------- -------------- --------------
   Net income                                 $1,502,968     $1,253,303    $ 4,394,164    $ 4,100,702
                                            ============ ============== ============== ==============

   Basic  income per common share                  $0.44           $0.36          $1.28          $1.19
   Diluted income per common share                 $0.00           $0.36          $0.00          $1.18
   Dividends per common share                      $0.16           $0.15          $0.48          $0.45

Other Data:
   Average yield
      on all interest-earning assets               6.13%           7.11%          6.43%          7.27%
   Average cost
      of all interest-bearing liabilities          2.62%           3.58%          2.84%          3.76%
   Interest rate spread                            3.51%           3.53%          3.59%          3.51%

   Return on assets (net income divided by
      average total assets)                        1.20%           1.04%          1.17%          1.13%
   Return on equity (net income divided
      by average total equity)                     9.53%           8.43%          9.43%          9.31%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)                36.52%          41.67%         37.59%         37.82%